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                                                                    Exhibit 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

         We consent to incorporation by reference in the post-effective amendment to the registration statement (No. 333-60188) on Form S-4 of Delta Financial Corporation of our report, dated March 29, 2001, relating to the consolidated balance sheets of Delta Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, statements of changes in stockholders' equity and cashflows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Delta Financial Corporation, and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4.


                                                    /s/ KPMG LLP
                                                    ----------------------
                                                    KPMG LLP


Melville, New York
August 21, 2001